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Exhibit 10.7

Chipotle Mexican Grill, Inc.
Restricted Stock Award Agreement

        This document describes the terms of your Restricted Stock Award Agreement, entered into and effective as of March 24, 2005, by and between Montgomery F. Moran (the "Executive") and Chipotle Mexican Grill, Inc., a Delaware corporation (the "Company").

Effective Date of Grant:	May 27, 2005
Number of Share of Restricted Stock Granted:	460,000

        Lapse of Restriction Date:    Restrictions placed on the shares of Restricted Stock shall lapse on the date and in the amount listed below:

Date on Which Restrictions Lapse	Number of Shares for Which Restrictions Lapse	Cumulative Number of Shares for Which Restrictions Lapse
March 24, 2006	153,333	153,333
March 24, 2007	153,333	306,666
March 24, 2008	153,334	460,000

        1.    Employment with the Company.    Except as may otherwise be provided in Sections 5 or 6, the Restricted Stock granted hereunder is granted on the condition that the Executive remains an employee of the Company from the Date of Grant through (and including) the Lapse of Restriction Date, as set forth above (referred to herein as the "Period of Restriction"). Upon vesting, the shares of Restricted Stock will be referred to as "Vested Shares."

        This grant of Restricted Stock shall not confer any right to the Executive to be granted Restricted Stock or other awards in the future.

        2.    Certificate Legend.    Each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

    "These shares of stock have not been registered under the Securities Act of 1933. The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by the operation of law, is subject to certain restrictions or transfer as set forth in the Chipotle Mexican Grill, Inc. Restricted Stock Award Agreement dated                        ."

        3.    Removal of Certificate Legend.    The shares of Restricted Stock granted pursuant to this Agreement shall become vested on the dates and in the amounts set forth under the Lapse of Restriction Dates above. Following the occurrence of an IPO (as defined below), the Executive shall be entitled to have the legend required by Section 2 of this Agreement removed from the applicable stock certificates for Vested Shares; provided, however, that the first sentence of the certificate legend shall not be removed unless the shares are in fact registered under the Securities Act or otherwise not subject to registration thereunder. Prior to the occurrence of an IPO, no portion of the legend required by Section 2 of this Agreement will be removed.

        4.    Voting Rights and Dividends.    During the Period of Restriction, the Executive may exercise full voting rights and shall accrue all dividends and other distributions paid with respect to the shares of Restricted Stock, if any, while they are held. Any dividends or distributions, whether paid in shares or cash, will be subject to the same vesting restrictions as the underlying shares of Restricted Stock to which the dividends or distributions relate and, if any such dividends or distributions are paid in shares, such shares shall be subject to the same restrictions on transferability as are the shares of Restricted Stock with respect to which they were paid.

        5.    Termination Due to Death or Disability.    In the event the Executive's employment is terminated due to death or Disability, all shares of Restricted Stock held by the Executive at the time of employment termination shall immediately become vested and released from restriction as of such date. Following the occurrence of an IPO, the Vested Shares shall be freely Transferable by the Executive or the Executive's beneficiaries in the event of death, subject to applicable federal and state securities laws. Prior to the occurrence of an IPO, the Vested Shares will be subject to the restrictions on Transfer set forth in Section 8.

        6.    Termination by the Company Without Cause or by the Executive for Good Reason.    In the event the Company terminated the Executive's employment without Cause, or the Executive voluntarily terminates employment for Good Reason, all shares of Restricted Stock held by the Executive at the time of employment shall immediately become vested and released from restriction as of such date. Following the occurrence of an IPO, the Vested Shares shall be freely Transferable by the Executive, subject to applicable federal and state securities law and any other applicable securities trading restrictions of the Company. Prior to the occurrence of an IPO, the Vested Shares will be subject to the restrictions on Transfer set forth in Section 8.

        7.    Termination for Any Other Reason.    In the event the Executive's employment is terminated for any reason other than those described in Sections 5 and 6 herein, all shares of Restricted Stock held by the Executive at the time of employment termination and still subject to the Period of Restriction shall be forfeited by the Executive to the Company.

        8.     Restrictions on Transfer of Restricted Stock and, Prior to an IPO, Vested Shares.

        (a)   During the Period of Restriction, shares of Restricted Stock granted pursuant to this Agreement may not be sold, transferred, assigned, or otherwise alienated (a "Transfer"). If any Transfer of Shares of Restricted Stock is purported to be made, such shares of Restricted Stock shall be immediately forfeited to the Company, and this Agreement shall lapse.

        (b)   Notwithstanding the foregoing, shares of Restricted Stock shall vest on death and may be Transferred by will or by the laws of descent and distribution to the Executive's beneficiary or estate. Prior to the occurrence of an IPO, any such Transfer to the Executive's beneficiary or estate shall be subject to the agreement by the beneficiary or estate, as the case may be, to be bound by the same terms and conditions and restrictions on Transfer (including the Put and Call Rights described below) as applied to the Executive prior to his death with respect to Vested Shares. To effectuate the foregoing, the Executive's beneficiary or estate, as the case may be, shall be required to execute such documents as the Company may provide.

        (c)   Put/Call Rights. Prior to the occurrence of an IPO, Vested Shares may not be Transferred by the Executive (or for his beneficiaries or estate, as the case may be) except in accordance with the following Put Right or Call Right.

  (i)
  During any Sell Window during the five years following the Executive's termination of employment with the Company for any reason, (A) the Executive (or his beneficiaries of the estate, as the case may be) shall have the right to sell any of his Vested Shares to the Company, McDonald's Corporation or their respective designees (a "Put Right") and (B) the Company, McDonald's Corporation or their respective designees shall have the right to purchase any Vested Shares held by the Executive (or his beneficiaries or estate, as the case may be).

  (ii)
  A Put Right shall be exercised by the Executive (or his beneficiaries or estate, as the case may be) by giving McDonald's Corporation and the Company a written notice (a "Put Notice") indicating that the Executive (or his beneficiaries or estate, as the case may be) wishes to exercise such Put Right with respect to a number of Vested Shares held by the Executive (or his beneficiaries or estate, as the case may be) and specified in such Put Notice. A Put Notice shall be effective on the first Sell Window Day after such receipt by McDonald's Corporation and the Company.

  (iii)
  A Call Right shall be exercised by the Company, McDonald's Corporation or one of their designees giving the Executive (or his beneficiaries or estate, as the case may be) written notice (a "Call Notice") indicating the McDonald's Corporation or such designee wishes to exercise such Call Right with respect to a number of vested shares of Restricted Stock held by the Executive (or his beneficiaries or estate, a the case may be), and specified in such Call Notice. A Call Notice shall be effective on the First Sell Window Day after such receipt by the Executive.

  (iv)
  As soon as practicable after a Put Notice or a Call Notice becomes effective, the Company, McDonald's Corporation or the applicable designee and the Executive (or his beneficiaries or estate, as the case may be) shall make mutually agreeable arrangements to pay to the Executive (or his beneficiaries or estate, as the case may be) the Purchase Price for the Vested Shares that it is purchasing pursuant to the Put Right or the Call Right, as applicable, and for the Executive (or his beneficiaries or estate, as the case may be) to surrender to the Company, McDonald's Corporation or the applicable designee stock certificates with respect to such Vested Shares. If the Put Right or Call Right is exercised with respect to less than all of the Vested Shares covered buy a stock certificate, such stock certificate (or a replacement stock certificate) marked with any notations deemed appropriate by the Company, shall be returned to the Executive (or his beneficiaries or estate, as the case may be).

        (d)   The shares granted herein will generally be considered "restricted securities" under the Securities Act. As such, the Company may impose additional transfer restrictions on such shares as it deems necessary to comply with any applicable securities laws, including not be limited to federal securities laws, or any applicable blue sky or state securities law.

        9.    Stock Certificates Held by the Company.    To the extent the Company deems it appropriate, the Company may retain the certificates representing shares of Restricted Stock in the Company's possession until restrictions on the shares lapse.

        10.    Recapitalization.    From and after the Date of Grant, shares of Restricted Stock, whether or not vested, will be subject to the same adjustment provisions as are generally applicable to the Company's outstanding shares of common stock.

        11.    Beneficiary Designation.    The Executive may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Executive, shall be in a form prescribed by the Company, and will be effective only when filed by the Executive in writing with the CAO of the Company during the Executive's lifetime. In the absence of any such designations, benefits remaining unpaid at the Executive's death shall be paid to the Executive's estate, subject to the provisions of Section 8 of this Agreement.

        12.    Continuation of Employment.    This Agreement shall not confer upon the Executive any right to continue employment with the Company, nor shall this Agreement interfere in any way with the Company's right to terminate the Executive's employment at any time.

        13.    Piggyback Rights.    The Executive will have such registration rights and obligations as are set forth in a Registration Rights Agreement mutually agreeable to the Executive and the Company.

        14.    Section 83(b) Election.    The Executive may elect to be immediately taxed on the Restricted Shares under internal Revenue Code Section 83(b). The Executive shall notify the Company of his election within thirty (30) days of the Date of Grant.

15.
Miscellaneous.

        (a)   The Company shall have the power and the right to deduct or withhold, or require the Executive to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Executive's FICA obligation), domestic or foreign, required by law to be withheld with respect to any exercise of the Executive's rights under this Agreement as well as upon the vesting of the Restricted Shares.

        (b)   The Board shall have the right to impose such restrictions on any shares acquired pursuant to this Agreement, as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.

        (c)   The Executive Agrees to take all steps necessary to comply with all applicable provisions of federal sand state securities laws in exercising his or her rights under this Agreement and in transferring Vested Shares to the extent permitted by this Agreement.

        (d)   This Agreement shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

        (e)   All obligations of the Company under this Agreement, with respect to the Restricted Stock, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        (f)    To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado.

16.
Definitions.

        (a)   "Cause" means:

    (i)
    The Executive's continued failure to substantially perform his duties with the Company, other than any such failure resulting from Disability or occurring after issuance by the Executive of a notice of termination for Good Reason, after written demand for substantial performance is delivered to the Executive that specifically identifies the manner in which the Board believes that the Executive has willfully failed to substantially perform his duties, and after the Executive has failed to resume substantial performance of his duties, as determined in the sole discretion of the Board, on a continuous basis within thirty (30) calendar days of receiving such demand.

    (ii)
    The Executive's gross negligence or willful misconduct with respect to the Company, including but not limited to dishonesty in the performance of the Executive's duties hereunder or conversion or misappropriation by the Executive of any monies or property of the Company.

    (iii)
    The Executive having been convicted of a felony, as evidenced by binding and final judgment, order, or decree of a court of competent jurisdiction, in effect after exhaustion or termination of all rights of appeal which, in the Board's sole discretion, substantially impairs the Executive's ability to perform his duties or responsibilities.

        (b)   "Disability" shall have the same meaning ascribed to such term in the Company's Long-Term Disability Plan, as maintained by the Company for employees, or any successor plan thereto.

        (c)   "Exchange Act" shall mean the Securities Act of 1934, as amended from time to time, or any successor thereto.

        (d)   "Good Reason" means, without Executive's express written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected within thirty (30) days after the Executive notifies the Company of the existence of such circumstances:

    (i)
    The assignment to the Executive of any duties, functions, or responsibilities that adversely alters the nature or status of the Executive's responsibilities or the condition of the Executive's employment from those in effect immediately prior to the assignment;

    (ii)
    A reduction by the Company in the Executive's base salary;

    (iii)
    The relocation of the Company's headquarters to a location more than fifty (50) miles from its current location, or the Company requiring the Executive to be based anywhere other than the Company's headquarters, except for required travel on Company business; or

    (iv)
    Any other material breach by the Company of any other material provision of this Agreement.

        (e)   "IPO" shall mean any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act (other than a registration statement form on Form S-4 or S-8) to register the sale of shares to the public in the United States, or any comparable statement under any successor federal statute then in force.

        (f)    "Purchase Price" for a Vested Share sold pursuant to a Put Notice or a Call Notice means the Fair Market Value of such Vested Share on the effective date if the applicable Put Notice or Call Notice.

        (g)   "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, or any successor thereto.

        (h)   "Sell Window" means a period established by the Board of Directors of the Company (the "Board") (or any Committee appointed by the Board to administer the Chipotle Executive Stock Option Plan) in its discretion, pursuant to the Chipotle Executive Stock Option Plan. A Sell Window shall last for the period determined pursuant to the Chipotle Executive Stock Plan.

        (i)    "Sell Window Day" means any business day during a Sell Window.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the Date of Grant.

ATTEST:	Chipotle Mexican Grill, Inc.:
By: M. Steven Ells Its: Chief Executive Officer
Executive:
Montgomery F. Moran

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  Exhibit 10.7